Exhibit 10.1

TERMINATION OF MANAGEMENT CONSULTANCY AGREEMENT

This mutual Termination of Management Consultancy Agreement is made and entered into on the 16th day of September, 2010, by and between Shenzhen Jinmimi Network Technology Co. Ltd, a Shenzhen corporation ("Shenzhen Jinmimi") and Chuangding Investment Consultant (Shenzhen) Co., Ltd, a Shenzhen corporation ("Chuangding").

WHEREAS,

A.
Shenzhen Jinmimi and Chuangding entered into a Management Consultancy Agreement dated December 18, 2008 relating to Chuangding providing full operating services for Shenzhen Jinmimi which provides services in the development of network technology and related services;

B.	Shenzhen Jinmimi and Chuangding have determined that profit making performance by all parties under the Management Consultancy Agreement is not feasible without unreasonable expense and delay;
C.
Shenzhen Jinmimi and Chuangding desire to terminate the Management Consultancy Agreement and release each other from all duties, obligations, covenants and representations under or arising out of the Management Consultancy Agreement; and

D.
Shenzhen Jinmimi and Chuangding agree to appoint Xi Li and Silky Road International Group Limited (collectively known as “Successor”) to be the successor of the management consultancy agreement concurrently with the termination.

IT IS, THEREFORE, AGREED as follows:

        1.     TERMINATION AND MUTUAL RELEASE. The Management Consultancy Agreement is hereby mutually terminated and effective immediately. Shenzhen Jinmimi and Chuangding hereto hereby release and forever discharge the other party hereto, its officers, directors, employees, agents and representatives from any and all claims liabilities, suits and damages arising or in any way related to the Management Consultancy Agreement and agrees not to commence any such suit or make any such claim against the other party,

        2.     SUCCESSOR. Concurrently with the execution of this Agreement, Xi Li and Silky Road International Group Limited agree to accept and shall be the successor of the new management consultancy agreement among the Successor and Shenzhen Jinmimi. The Successor, Xi Li and Silky Road International Group Limited, also agree to cancel the promissory notes issued to them by Jinmimi Network Inc., the parent company of Chuangding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Shenzhen Jinmimi Network Technology Company Limited	Silky Road International Group Limited

By:_______________________________	By:_______________________________
Title: President	Title: President

Chuangding Investment Consultant (Shenzhen) Company Limited	Xi Li

By:_______________________________	By:_______________________________
Title: President	Name: Xi Li